EXHIBIT 3.2


                             AMENDED AND RESTATED
                                    BYLAWS
                                      OF
                                UROLOGIX, INC.


                                  ARTICLE 1.
                                    OFFICES

     1.1  Offices.  The address of the registered office of the corporation
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shall be designated in the Articles of Incorporation, as amended from time to time or a statement of the Board of Directors filed with the Secretary of State of Minnesota changing the registered office in the manner prescribed by law. The principal executive office of the corporation shall be located at 14405 Twenty-First Avenue North, Minneapolis, Minnesota, 55447 and the corporation may have offices at such other places within or without the State of Minnesota as the Board of Directors shall from time to time determine or the business of the corporation requires.

                                  ARTICLE 2.
                           MEETINGS OF SHAREHOLDERS

     2.1  Regular Meetings.  Regular meetings of the shareholders of the
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corporation entitled to vote shall be held on an annual or other less frequent basis as shall be determined by the Board of Directors or by the chief executive officer. At each regular meeting, the shareholders, voting as provided in the Articles of Incorporation and these Amended Bylaws, shall elect qualified successors for directors whose terms have expired or are due to expire on or within six months after the date of the meeting, and shall transact such other business as shall come before the meeting. No meeting shall be considered a regular meeting unless specifically designated as such in the notice of meeting or unless all the shareholders entitled to vote are present in person or by proxy and none of them objects to such designation.

     2.2  Special Meetings.  Special meetings of the shareholders entitled to
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vote may be called at any time by the Chairman of the Board, the chief executive officer, the chief financial officer, or any two or more directors.

     2.3  Meetings Held Upon Shareholder Demand.  Regular or special meetings
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may be demanded by a shareholder or shareholders pursuant to the provisions of Minnesota Statutes, Sections 302A.431, Subd. 2 and 302A.433, Subd. 2, or any successor provisions.

     2.4  Place of Meetings.  Meetings of the shareholders shall be held at the
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principal executive office of the corporation or at such other place, within or without the State of Minnesota, as is designated by the Board of Directors, except that a regular or special meeting called by or at the demand of a shareholder shall be held in the county where the principal executive office of the corporation is located.

     2.5  Notice of Meetings.  Except as otherwise specified in Section 2.6 or
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required by law, a written notice setting out the place, date and hour of any regular or special meeting shall be given to each holder of shares entitled to vote not less than ten (10) days nor more than sixty (60) days prior to the date of the meeting. Notice of any special meeting shall state the purpose or purposes of the proposed meeting, and the business transacted at all special meetings shall be confined to the purposes stated in the notice.

     2.6  Waiver of Notice.  A shareholder may waive notice of any meeting
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before, at or after the meeting, in writing, orally or by attendance. Attendance at a meeting by a shareholder is a waiver of notice of that meeting unless the shareholder objects at the beginning of the meeting to the transaction of business because the meeting is not lawfully called or convened, or objects before a vote on an item of business because the item may not be lawfully considered at such meeting and does not participate in the consideration of the item of such meeting.

     2.7  Quorum and Adjourned Meeting.  The holders of majority of the voting
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power of the shares entitled to vote at a meeting, represented either in person or by proxy, shall constitute a quorum for the transaction of business at any regular or special meeting of shareholders. If a quorum is present when a duly called or held meeting is convened, the shareholders present may continue to transact business until adjournment, even though a withdrawal of a number of shareholders originally present leaves less than the proportion or number otherwise required for a quorum. In case a quorum is not present at any meeting, those present shall have the power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until the requisite number of shares entitled to vote shall be represented. At such adjourned meeting at which the required amount of shares entitled to vote shall be represented, any business may be transacted which might have been transacted at the original meeting.

     2.8  Voting.  At each meeting of the shareholders, every shareholder having
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the right to vote shall be entitled to vote in person or by proxy duly appointed by an instrument in writing subscribed by such shareholder. Each shareholder shall have one (1) vote for each share having voting power standing in the shareholder's name on the books of the corporation except as may be otherwise provided in the terms of the share. Upon the demand of any shareholder, the vote for directors or the vote upon any question before the meeting shall be by ballot. All elections shall be determined and all questions decided by a majority vote of the number of shares entitled to vote and represented at any meeting at which there is a quorum except in such cases as shall otherwise be required by statute, the Articles of Incorporation or these Amended Bylaws. Directors shall be elected by a plurality of the votes cast by holders of shares entitled to vote thereon.

     2.9  Properly Brought Business.  At the regular meeting, the shareholders
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shall elect directors of the corporation and shall transact such other business as may properly come before them. To be properly brought before the meeting, business must be of a nature that is appropriate for consideration at a regular meeting and must be (i) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (ii) otherwise properly brought before the meeting by or at the direction of the Board of Directors, or (iii) otherwise properly brought before the meeting by a shareholder. In addition to any other applicable requirements, for business to be properly brought before the regular meeting by a shareholder, the shareholder must have given timely notice thereof in writing to the secretary of the corporation. To be timely, each such notice must be given, either by personal delivery or by United States mail, postage prepaid, to the secretary of the corporation, not less than sixty (60) days nor more than ninety (90) days prior to a meeting date corresponding to the previous year's regular meeting. Each such notice to the secretary shall set forth as to each matter the shareholder proposes to bring before the regular meeting (a) a brief description of the business desired to be brought before the regular meeting and the reasons for conducting such business at the regular meeting, (b) the name and address of record of the shareholders proposing such business, (c) the class or series (if any) and number of shares of the corporation which are owned by the shareholder, and (d) any material interest of the shareholder in such business. Notwithstanding anything in these Amended Bylaws to the contrary, no business shall be transacted at the regular meeting except in accordance with the procedures set forth in this Article; provided, however, that nothing in this Article shall be deemed to preclude discussion by any shareholder of any business properly brought before the regular meeting, in accordance with these Amended Bylaws. The amendment or repeal of this section or the adoption of any provision inconsistent therewith shall require the approval of the holders of shares representing at least 70% of the outstanding shares of the common stock.

                                  ARTICLE 3.
                                   DIRECTORS

     3.1  General Powers.  The business and affairs of the corporation shall be
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managed by or under the direction of a Board of Directors.

     3.2  Number, Term and Qualifications.  The Board of Directors consists of
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not less than 3 or more than 9 directors, as may be designated by the Board of Directors from time to time. The directors shall be divided into three (3) classes, as nearly equal in number as the then total number of directors constituting the whole Board permits, with the term of office of one class expiring each year at the regular meeting of shareholders. Each director shall be elected by the shareholders to hold office for a term of three consecutive years. Each director shall serve until a successor shall have been duly elected and qualified, unless the director shall retire, resign, die or be removed.

     3.3  Transitional Board.  Upon the adoption of these Amended Bylaws, one
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class of directors shall hold office for a term expiring at the regular meeting of shareholders to be held in 1996, another class shall hold office for a term expiring at the regular meeting of shareholders to be held in 1997 and another class shall hold office for a term expiring at the regular meeting of shareholders to be held in 1998.

     3.4  Vacancies.  Any vacancies occurring in the Board of Directors for any
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reason, and any newly created directorships resulting from an increase in the number of directors, may be filled by a majority of the directors then in office. Any directors so chosen shall hold office until the next election of the class for which such directors shall have been chosen and until their successors shall be elected and qualified subject, however, to prior retirement, resignation, death or removal from office. Any newly created directorships resulting from an increase in the authorized number of directors shall be apportioned by the Board of Directors among the three classes of directors so as to maintain such classes as nearly equal in number as possible.

     3.5  Quorum and Voting.  A majority of the directors currently holding
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office shall constitute a quorum for the transaction of business. In the absence of a quorum, a majority of the directors present may adjourn a meeting from time to time until a quorum is present. If a quorum is present when a duly called or held meeting is convened, the directors present may continue to transact business until adjournment even though the withdrawal of a number of directors originally present leaves less than the proportion or number otherwise required for a quorum. Except as otherwise required by law or the Articles of Incorporation, the acts of a majority of the directors present at a meeting at which a quorum is present shall be the acts of the Board of Directors.

     3.6  Board Meetings; Place and Notice.  Meetings of the Board of Directors
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may be held from time to time at any place within or without the State of Minnesota that the Board of Directors may designate. In the absence of designation by the Board of Directors, Board meetings shall be held at the principal executive office of the corporation, except as may be otherwise unanimously agreed orally, or in writing, or by attendance. Any director may call a Board meeting by giving twenty four (24) hours' notice to all directors of the date and time of the meeting. The notice need not state the purpose of the meeting, and may be given by mail, telephone, facsimile transmission, telegram, or in person. If a meeting schedule is adopted by the Board, or if the date and time of a Board meeting has been announced at a previous meeting, no notice is required.

     3.7   Waiver of Notice.  A director may waive notice of any meeting before,
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at or after the meeting, in writing, orally or by attendance. Attendance at a meeting by a director is a waiver of notice of that meeting unless the director objects at the beginning of the meeting to the transaction of business because the meeting is not lawfully called or convened and does not participate thereafter in the meeting.

     3.8   Absent Directors.  A director may give advance written consent or
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opposition to a proposal to be acted on at a Board meeting. If the director is not present at the meeting, consent or opposition to a proposal does not constitute presence for purposes of determining the existence of a quorum, but consent or opposition shall be counted as a vote in favor of or against the proposal and shall be entered in the minutes of the meeting, if the proposal acted on at the meeting is substantially the same or has substantially the same effect as the proposal to which the director has consented or objected.

     3.9   Compensation.  Directors who are not salaried officers of the
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corporation shall receive such fixed sum and expenses per meeting attended or such fixed annual sum or both as shall be determined from time to time by resolution of the Board of Directors. Nothing herein contained shall be construed to preclude any director from serving this corporation in any other capacity and receiving proper compensation therefor.

     3.10  Committees.  The Board of Directors may, by resolution approved by
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affirmative vote of a majority of the Board, establish committees having the authority of the Board in the management of the business of the corporation only to the extent provided in the resolution. Committees may include a special litigation committee consisting of one or more independent directors or other independent persons to consider legal rights or remedies of the corporation and whether those rights and remedies should be pursued. Each such committee shall consist of one or more natural persons (who need not be directors) appointed by the affirmative vote of a majority of the directors present. With the exception of special litigation committees and other special committees which under Minnesota law are not to be subject to the direction and control of the Board, each committee of the Board shall be subject at all times to the direction and control of the Board. A majority of the members of a committee present at a committee meeting shall constitute a quorum for the transaction of business.

     3.11  Telephone Meetings and Participation.  A conference among directors
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by any means of communication through which the directors may simultaneously hear each other during the conference constitutes a Board meeting, if the same notice is given of the conference as would be required for a meeting, and if the number of directors participating in the conference would be sufficient to constitute a quorum at a meeting. Participation in a meeting by that means constitutes presence in person at the meeting. A director may participate in a Board meeting not heretofore described in this paragraph, by any means of communication through which the director, other directors so participating, and all directors physically present at the meeting may simultaneously hear each other during the meeting. Participation in a meeting by that means constitutes presence in person at the meeting. The provisions of this section shall apply to committees and members of committees to the same extent as they apply to the Board and directors.

     3.12  Authorization Without Meeting.  Any action of the Board of Directors,
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or any committee of the Board, which may be taken at a meeting thereof, may be taken without a meeting if authorized by a writing signed by all of the directors, or in cases where the action need not be approved by the shareholders, by a written action signed by the number of directors that would be required to take the same action at a meeting of the Board or a committee thereof at which all directors were present.

     3.13  Nomination for Election.  Subject to the rights of holders of any
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class or series of stock having a preference over the common shares as to dividends or upon liquidation, nominations for the election of directors may be made by the Board of

Directors or a committee appointed by the Board of Directors or by any shareholder entitled to vote generally in the election of directors. However, any shareholder entitled to vote generally in the election of directors may nominate one or more persons for election as directors at a meeting only if written notice of such shareholder's intent to make such nomination or nominations has been given, either by personal delivery or by United States mail, postage prepaid, to the secretary of the corporation not less than sixty
(60) days nor more than ninety (90) days prior to a meeting date corresponding to the previous year's regular meeting. Each such notice to the Secretary shall set forth: (i) the name and address of record of the shareholder who intends to make the nomination; (ii) a representation that the shareholder is a holder of record of shares of the corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (iii) the name, age, business and residence addresses, and principal occupation or employment of each nominee; (iv) a description of all arrangements or understandings between the shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the shareholder; (v) such other information regarding each nominee proposed by such shareholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission; and (vi) the consent of each nominee to serve as a director of the corporation if so elected. The corporation may require any proposed nominee to furnish such other information as may reasonably be required by the corporation to determine the eligibility of such proposed nominee to serve as a director of the corporation. The presiding officer of the meeting may, if the facts warrant, determine that a nomination was not made in accordance with the foregoing procedure, and if he should so determine, he shall so declare to the meeting and the defective nomination shall be disregarded. The amendment or repeal of this section or the adoption of any provision inconsistent therewith shall require the approval of the holders of shares representing at least seventy percent (70%) of the outstanding shares of the common stock.

                                  ARTICLE 4.
                                   OFFICERS

     4.1  Number and Designation.  The corporation shall have one or more
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natural persons exercising the functions of the offices of Chief Executive Officer and Chief Financial Officer. The Board of Directors may elect or appoint such other officers or agents as it deems necessary for the operation and management of the corporation, including, but not limited to, a President, one or more Vice-Presidents, a Secretary and a Treasurer, each of whom shall have the powers, rights, duties and responsibilities set forth in these Amended Bylaws unless otherwise determined by the Board. Any of the offices or functions of those offices may be held by the same person.

     4.2  Chairman of the Board.  The Chairman of the Board shall not be an
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officer of the Company but shall be designated by the Board as the individual who shall preside at all meetings of the Board of Directors and of the shareholders and shall make such reports to the Board of Directors and shareholders as may, from time to time, be required.

     4.3  Resignation.  Any officer may resign at any time by giving written
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notice to the corporation.

     4.4  Vacancies in Office.  If there is a vacancy in any office of the
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corporation, by reason of death, resignation, removal or otherwise, such vacancy may, or in the case of a vacancy in the office of chief executive officer or chief financial officer shall, be filled for the unexpired term by the Board of Directors.

     4.5   Chief Executive Officer.  Unless provided otherwise by a resolution
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adopted by the Board of Directors, the chief executive officer (a) shall have general active management of the business of the corporation; (b) shall, when present and in the absence of the Chairman of the Board, preside at all meetings of the shareholders and Board of Directors; (c) shall see that all orders and resolutions of the Board are carried into effect; (d) shall sign and deliver in the name of the corporation any deeds, mortgages, bonds, contracts or other instruments pertaining to the business of the corporation, except in cases in which the authority to sign and deliver is required by law to be exercised by another person or is expressly delegated by the Amended Articles, these Amended Bylaws or the Board to some other officer or agent of the corporation; (e) shall maintain records of and certify proceedings of the Board and shareholders; and
(f) shall perform such other duties as may from time to time be assigned to him by the Board.

     4.6   Chief Financial Officer.  Unless provided otherwise by a resolution
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adopted by the Board of Directors, the chief financial officer (a) shall keep accurate financial records for the corporation; (b) shall deposit all monies, drafts and checks in the name of and to the credit of the corporation in such banks and depositories as the Board of Directors shall designate from time to time; (c) shall endorse for deposit all notes, checks and drafts received by the corporation as ordered by the Board, making proper vouchers therefor; (d) shall disburse corporate funds and issue checks and drafts in the name of the corporation, as ordered by the Board; (e) shall render to the chief executive officer and the Board of Directors, whenever requested, an account of all of his transactions as chief financial officer and of the financial condition of the corporation; and (f) shall perform such other duties as may be prescribed by the Board of Directors or the chief executive officer from time to time.

     4.7   Chairman of the Board.  The Chairman of the Board shall preside at
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all meetings of the shareholders and of the Board and shall exercise general supervision and direction over the more significant matters of policy affecting the affairs of the corporation, including particularly its financial and fiscal affairs.

     4.8   President.  Unless otherwise determined by the Board, the President
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shall be the chief executive officer. If an officer other than the President is designated chief executive officer, the President shall perform such duties as may from time to time be assigned to the President by the Board. If the office of Chairman of the Board is not filled, the President shall also perform the duties set forth in Section 4.7.

     4.9   Vice President.  Each Vice President shall have such powers and shall
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perform such duties as may be specified in these Amended Bylaws or prescribed by the Board of Directors. In the event of absence or disability of the President, the Board of Directors may designate a Vice President or Vice Presidents to succeed to the power and duties of the President.

     4.10  Secretary.  The Secretary shall, unless otherwise determined by the
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Board, be secretary of and attend all meetings of the shareholders and Board of Directors, and may record the proceedings of such meetings in the minute book of the corporation and, whenever necessary, certify such proceedings. The Secretary shall give proper notice of meetings of shareholders and shall perform such other duties as may be prescribed by the Board of Directors or the chief executive officer from time to time.

     4.11  Treasurer.  Unless otherwise determined by the Board, the Treasurer
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shall be the chief financial officer of the corporation. If an officer other than the Treasurer is designated chief financial officer, the Treasurer shall perform such duties as may be prescribed by the Board of Directors or the chief executive officer from time to time.

     4.12  Delegation.  Unless prohibited by the Amended Articles of
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Incorporation, these Amended Bylaws or a resolution approved by the affirmative vote of a majority of the directors present, an officer elected or appointed by the Board may, without the approval of the Board, delegate some or all of the duties and powers of his office to other persons.

                                  ARTICLE 5.
                                INDEMNIFICATION

     5.1  Liability and Indemnification.  No director shall be personally liable
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to the corporation or to its shareholders for monetary damages for any breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the laws of the State of Minnesota as the same may exist or may hereafter be amended. Any repeal or modification of the provisions of this Article shall not adversely affect any right or protection of a director of the corporation existing at the time of such repeal or modification.

     Any person who at any time shall serve or shall have served as a director, officer, or employee of the corporation, or of any other enterprise at the request of the corporation, and the heirs, executors and administrators of such person shall be indemnified by the corporation in accordance with, and to the fullest extent permitted by, the provisions of the Minnesota Business Corporation Act, as it may be amended from time to time.

     5.2  Insurance.  The Corporation shall have power to purchase and maintain
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insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him I or her and incurred by him or her in any such capacity or arising out of his or her status as such, whether or not the corporation would have the power to indemnify him or her against such liability under the provisions of the Minnesota Business Corporation Act.

                                  ARTICLE 6.
                           SHARES AND THEIR TRANSFER

     6.1  Certificate of Stock.  Every owner of stock of the corporation shall
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be entitled to a certificate, in such form as the Board of Directors may prescribe, certifying the number of shares of stock of the corporation owned by the shareholder. The certificates for such stock shall be numbered (separately for each class) in the order in which they are issued and shall, unless otherwise determined by the Board, be signed by the president and secretary or any other officer of the corporation. A signature upon a certificate may be a facsimile. Certificates on which a facsimile signature of a former officer, transfer agent or registrar appears may be issued with the same effect as if he were such officer, transfer agent or registrar on the date of issue.

     6.2  Stock Record.  As used in these Amended Bylaws, the term "shareholder"
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shall mean the person, firm or corporation in whose name outstanding shares of capital stock of the corporation are currently registered on the stock record books of the corporation. The corporation shall keep, at its principal executive office or at another place or places within the United States determined by the Board, a share register not more than one year old containing the names and addresses of the shareholders and the number and classes of shares held by each shareholder. The corporation shall also keep at its principal executive office or at another place or places within the United States determined by the Board, a record of the dates on which certificates representing shares were issued. Every certificate surrendered to the corporation for exchange or transfer shall be cancelled and no new certificate or certificates shall be issued in exchange for any existing certificate until such existing certificate shall have been so cancelled (except as provided for in Section 6.4 of this Article 6).

     6.3  Transfer of Shares.  Transfer of shares on the books of the
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corporation may be authorized only by the shareholder named in the certificate (or his legal representative or duly authorized attorney-in-fact) and upon surrender for cancellation of the certificate or certificates for such shares. The shareholder in whose name shares of stock stand on the books of the corporation shall be deemed the owner thereof for all purposes as regards the corporation; provided, that when any transfer of shares shall be made as collateral security and not absolutely, such fact, if known to the corporation or to the transfer agent, shall be so expressed in the entry of transfer; and provided, further, that the Board of Directors may establish a procedure whereby a shareholder may certify that all or a portion of the shares registered in the name of the shareholder are held for the account of one or more beneficial owners.

     6.4  Lost Certificate.  Any shareholder claiming a certificate of stock to
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be lost or destroyed shall make an affidavit or affirmation of that fact in such form as the Board of Directors may require, and shall, if the directors so require, give the corporation a bond of indemnity in form and with one or more sureties satisfactory to the Board of at least double the value, as determined by the Board, of the stock represented by such certificate in order to indemnify the corporation against any claim that may be made against it on account of the alleged loss or destruction of such certificate, whereupon a new certificate may be issued in the same tenor and for the same number of shares as the one alleged to have been destroyed or lost.

                                  ARTICLE 7.
                              GENERAL PROVISIONS

     7.1  Record Dates.  In order to determine the shareholders entitled to
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notice of and to vote at a meeting, or entitled to receive payment of a dividend or other distribution, the Board of Directors may fix a record date which shall not be more than sixty (60) days preceding the date of such meeting or distribution. In the absence of action by the Board, the record date for determining shareholders entitled to notice of and to vote at a meeting shall be at the close of business on the tenth day preceding the day on which notice is given, and the record date for determining shareholders entitled to receive a distribution shall be at the close of business on the day on which the Board of Directors authorizes such distribution.

     7.2  Distributions; Acquisitions of Shares.  Subject to the provisions of
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law, the Board of Directors may authorize the acquisition of the corporation's shares and may authorize distributions whenever and in such amounts as, in its opinion, the condition of the affairs of the corporation shall render it advisable.

     7.3  Fiscal Year.  The fiscal year of the corporation shall be established
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by the Board of Directors.

     7.4  Seal.  The corporation shall have no corporate seal.
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                                  ARTICLE 8.
                             AMENDMENTS OF BYLAWS

     8.1  Amendments.  Unless the Amended Articles of Incorporation provide
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otherwise, these Amended Bylaws may be altered, amended, added to or repealed by the affirmative vote of a majority of the members of the Board of Directors. Such authority in the Board of Directors is subject to the power of the shareholders to change or repeal such Bylaws, and the Board of Directors shall not make or alter any Bylaws fixing a quorum for meetings of shareholders, prescribing procedures for removing directors or filling vacancies on the Board, or fixing the number of directors or their classifications, qualifications or terms of office, but the Board may adopt or amend a Bylaw to increase the number of directors.


As amended through March 13, 2001